UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38981	83-1281555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 1050 Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 667-4085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2021, Mirum Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 1 to Revenue Interest Purchase Agreement (the “Amendment”) with Mulholland SA LLC (“Purchaser Agent”) and the purchasers (the “Purchasers”) party to the Revenue Interest Purchase Agreement, dated as of December 8, 2020 (the “RIPA”), by and among the Company, Purchaser Agent and the Purchasers. The Amendment amends the RIPA to, among other things, permit the Company to transfer its Specified Priority Review Voucher (as defined therein).

As consideration for the Purchasers agreeing to permit the transfer of the Specified Priority Review Voucher, the Company has agreed to maintain the proceeds received by the Company in respect of the transfer in a segregated account, subject to the Purchaser Agent’s control, and maintain the balances therein in cash or cash equivalents (the “Segregated Account”). Further, should the Company fail to comply with the agreements governing the Segregated Account and maintenance of the balances therein, an automatic put option event shall be deemed to have occurred under the RIPA.

All other material terms, including the rights of the Purchaser Agent following the occurrence of a put option event, and covenants in the RIPA remain unchanged.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith and incorporated herein by reference.

Item 8.01	Other Events.

On September 29, 2021, the Company announced that the U.S. Food and Drug Administration (the “FDA”) completed its review of the Company’s new drug application (“NDA”) for LIVMARLI™ (maralixibat) oral solution, a minimally absorbed ileal bile acid transporter inhibitor, for the treatment of cholestatic pruritus in patients with Alagille syndrome one year of age and older, and approved the NDA. In connection with approval of the NDA, the FDA issued the Company a rare pediatric disease priority review voucher pursuant to Section 529 of the Federal Food, Drug, and Cosmetic Act. The full text of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Revenue Interest Purchase Agreement, dated September 28, 2021

99.1	Press Release, dated September 29, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: September 29, 2021	By:	/s/ Christopher Peetz
Christopher Peetz
President and Chief Executive Officer